Exhibit 99.1

May 11, 2020

Resonate Blends, Inc.

26565 Agoura Road, Suite 200

Calabasas, CA 91302

Attn: Geoffrey Selzer

Geoffrey:

We are located in New Jersey continuing to operate under a State of Emergency due to the outbreak of the corornavirus (COVID-19). As a result of the impact of COVID-19, the ability to complete our review for the period ended March 31, 2020 has been delayed. We reasonably believe that we will be able to complete our review for inclusion in the Company’s March 31, 2020 10-Q filing within the prescribed, extended extension period, on or prior to June 29, 2020.

/s/ Boyle CPA, LLC